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WESTPOINT STEVENS INC.

Exhibit(23.1) -- Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-69209, Form S-8 No. 333-63339, Form S-8 No. 33-85718, Form S-8
No. 33-95580 and Form S-8 No. 333-27913) pertaining to (i) the Retirement Savings Value Plan For Employees of WestPoint Stevens Inc. and Retirement Savings Value Plan For Employees of Liebhardt Inc., (ii) the 1995 Key Employee Stock Bonus Plan, (iii) the Retirement Savings Value Plan For Employees of WestPoint Stevens Inc., (iv) the 1995 Key Employee Stock Bonus Plan and (v) the Omnibus Stock Incentive Plan, respectively, of our report dated February 2, 2000, except for Note 13, as to which the date is March 24, 2000, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.




                                         /s/ Ernst & Young LLP

Columbus, Georgia
March 27, 2000